Exhibit 5

[Face of Security]

Registered	(Each Note representing $10
No.	principal amount of this Security)
CUSIP No.
ISIN No.

THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES (“REGISTERED SECURITIES”) ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY ANY FEDERAL AGENCY.

WACHOVIA CORPORATION

$

Principal Protected Notes

Linked to a Basket of Asian Currencies

due •

Offering 100% Currency Protection

Senior Global Medium-Term Note, Series G

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT: $

REQUIRED CURRENCY: U.S. dollars	MATURITY DATE:

MATURITY PAYMENT AMOUNT:	INTEREST PAYMENT DATES: N/A

•        On the Maturity Date, the Company shall redeem this security and pay to the Holder in cash the Maturity Payment Amount, which for each $10 of the Principal Amount hereof (each, a “Note”), shall equal the sum of $10 and the Basket Performance Amount.

•        The Maturity Payment Amount per Note and the Basket Performance Amount shall be determined by the Calculation Agent and shall equal the amount calculated pursuant to Section 1 on the face of this Security.

ORIGINAL ISSUE DISCOUNT
SECURITY: Yes

INTEREST RATE: N/A. The principal amount of this Security shall not bear interest.

REDEEMABLE AT OPTION OF: N/A

INITIAL REDEMPTION DATE: N/A

INITIAL REDEMPTION PERCENTAGE: N/A

ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A

REGULAR RECORD DATES: N/A

REPAYMENT DATE(S): N/A

REPAYMENT PRICE(S): N/A

OTHER TERMS:

CALCULATION AGENT:

Wachovia Bank, National Association

BASKET: An equally weighted basket (the “Basket”) of the following six currencies: Japanese Yen, Chinese Renminbi (Yuan), Singapore Dollar, Indonesian Rupiah, Philippine Peso and Indian Rupee (each, a “Basket Currency”, and collectively, the “Basket Currencies”)

INDEX SPONSOR: N/A

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to on the face of this Security are used herein as defined therein.

Wachovia Corporation, a North Carolina corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, a sum for each Note equal to the Maturity Payment Amount, if any, as described below, on the Maturity Date.

The “Average Currency Appreciation” shall be determined by the Calculation Agent and shall equal the arithmetic mean of the Currency Appreciation of each Basket Currency. If the Average Currency Appreciation is greater than zero, then the Average Currency Appreciation used to calculate the Basket Performance Amount shall in no event be less than the Minimum Average Currency Appreciation.

The “Basket Currency Exchange Rate” for each Basket Currency on any given date shall be determined by the Calculation Agent and shall equal the Basket Currency/U.S. Dollar exchange rate as reported by Reuters Group PLC (“Reuters”), as follows:

(i)	For the Japanese Yen, the Japanese Yen/U.S. Dollar exchange rate as determined by reference to Reuters page “TKYFX”, or any successor page, published at approximately 3:00 p.m., Tokyo time, on the relevant date;

(ii)	For the Chinese Renminbi (Yuan), the Chinese Renminbi (Yuan)/U.S. Dollar exchange rate, as determined by reference to Reuters page “SAEC”, or any successor page, on the relevant date;

(iii)	For the Singapore Dollar, the Singapore Dollar/U.S. Dollar exchange rate as determined by reference to Reuters page “ASFI”, or any successor page, published at approximately 11:00 a.m., Singapore time, on the relevant date;

(iv)	For the Indonesian Rupiah, the Indonesian Rupiah/U.S. Dollar exchange rate as determined by reference to Reuters page “ABSIRFIX01”, or any successor page, on the relevant date;

(v)	For the Philippine Peso, the Philippine Peso/U.S. Dollar exchange rate as determined by reference to Reuters page “PDSPESO”, or any successor page, on the relevant date; and

(vi)	For the Indian Rupee, the Indian Rupee/U.S. Dollar exchange rate, as determined by reference to Reuters page “RBIB”, or any successor page, on the relevant date.

The “Basket Performance Amount” means the performance of the Basket as shall be determined by the Calculation Agent pursuant to Section 1 on the face of this Security.

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York generally are authorized or obligated by law, regulation or executive order to close.

The “Currency Appreciation” of each Basket Currency shall be determined by the Calculation Agent and shall equal the difference of (i) the Initial Basket Currency Exchange Rate and the Final Basket Currency Exchange Rate divided by (ii) the Initial Basket Currency Exchange Rate.

The “Currency Business Day” for each Basket Currency means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in the city listed below for the relevant Basket Currency:

(i)	For the Japanese Yen, Tokyo;

(ii)	For the Chinese Renminbi (Yuan), Beijing;

(iii)	For the Singapore Dollar, Singapore;

(iv)	For the Indonesian Rupiah, Singapore;

(v)	For the Philippine Peso, Singapore; and

(vi)	For the Indian Rupee, Mumbai.

The “Final Basket Currency Exchange Rate” for each Basket Currency shall be the Basket Currency Exchange Rate for that Basket Currency on the Valuation Date.

The “Initial Basket Currency Exchange Rate” for each Basket Currency means,

(i)	For the Japanese Yen ;

(ii)	For the Chinese Renminbi (Yuan) ;

(iii)	For the Singapore Dollar ;

(iv)	For the Indonesian Rupiah ;

(v)	For the Philippine Peso ; and

(vi)	For the Indian Rupee .

The “Issuing Country” for each Basket Currency means the country listed below, whose lawful currency is that Basket Currency:

(i)	For the Japanese Yen, Japan;

(ii)	For the Chinese Renminbi (Yuan), the People’s Republic of China;

(iii)	For the Singapore Dollar, the Republic of Singapore;

(iv)	For the Indonesian Rupiah, the Republic of Indonesia;

(v)	For the Philippine Peso, the Republic of the Philippines; and

(vi)	For the Indian Rupee, the Republic of India.

A “Market Disruption Event” means the occurrence or existence of any of the events as described in Section 4 on the face of this Security.

The “Maturity Payment Amount” means the amount per Note of this Security that shall be determined by the Calculation Agent pursuant to Section 1 on the face of this Security.

The “Minimum Average Currency Appreciation” shall equal     %

The “Valuation Date” with respect to each Basket Currency, means the tenth currency Business Day before the Maturity Date. However, if that day occurs on a day on which the Calculation Agent has determined that a Market Disruption Event has occurred or is continuing with respect to one or more Basket Currencies, then the Valuation Date for the affected Basket Currency or Basket Currencies shall be postponed until the next succeeding Currency Business Day for such Basket Currency or Basket Currencies on which the Calculation Agent determines that a Market Disruption Event does not occur or is not continuing with respect to such Basket Currency or Basket Currencies; provided that in no event shall the Valuation Date with respect to any Basket Currency be postponed by more than twenty calendar days. The determination of the Final Basket Currency Exchange Rate for any Basket Currency with respect to which a Market

Disruption Event does not occur or is not continuing on the Valuation Date shall not be postponed for the purpose of calculating the Maturity Payment Amount.

1.	Payment at Maturity; Maturity Payment Amount

On the Maturity Date, the Company shall pay for each $10 Note:

$10 + Basket Performance Amount.

The Basket Performance Amount for each $10 of this Security shall be determined by the Calculation Agent and shall equal the greater of:

(i)	$0, and

(ii)	$10 × Average Currency Appreciation.

2.	Calculation Agent; Determinations

All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Security. The Company may at any time change the Calculation Agent without notice to Holders of this Security.

3.	Adjustments to the Basket

Each Basket Currency of the relevant Issuing Country shall also include any lawful successor currency (a “Successor Currency”) of that Issuing Country. If, after the Pricing Date and on or before the Valuation Date, any of the Issuing Countries has lawfully eliminated, converted, redenominated or exchanged for a Successor Currency its lawful currency that was in effect on the Pricing Date (an “Original Currency”), then for the purpose of calculating the corresponding Final Basket Currency Exchange Rate, any Original Currency amounts will be converted into Successor Currency amounts by multiplying the amount of Original Currency by a ratio of Successor Currency to Original Currency. This ratio will be the exchange ratio set by the Issuing Country for converting the Original Currency into the Successor Currency on the date that the elimination, conversion, redenomination or exchange occurred. If there is more than one such date, the date closest to the Valuation Date will be selected.

The Calculation Agent shall, from time to time, as necessary, and in its sole discretion, determine whether any such elimination, conversion, redenomination or exchange of a Basket Currency has occurred and determine the applicable exchange ratio.

4.	Market Disruption Event

A Market Disruption Event with respect to a Basket Currency, as determined by the Calculation Agent in its sole discretion, means (i) a Currency Business Day on which it becomes impossible to obtain the relevant Basket Currency Exchange Rate on the applicable Reuters page, the corresponding successor page, or a similar source, as described above in the definition of Basket Currency Exchange Rate on the face of this Security; or (ii) a day that is declared not to be a Currency Business Day for that Basket Currency, without prior public announcement or other public notice that that day will not be a Currency Business Day.

If a Market Disruption Event occurs with respect to a Basket Currency, the Valuation Date for the affected Basket Currency Exchange Rate shall be postponed to the next succeeding Currency Business Day for that Basket Currency on which the Calculation Agent determines that a Market Disruption Event does not occur or is not continuing; provided that in no event shall the Valuation Date with respect to any Basket Currency be postponed by more than twenty calendar days. If the Final Basket Currency Exchange Rate for that Basket Currency cannot be calculated as of the twentieth calendar day following the originally scheduled Valuation Date, then the Calculation Agent shall determine the Final Basket Currency Exchange Rate for that Basket Currency in a commercially reasonable manner in accordance with general market practice, taking into consideration all available information that in good faith it deems relevant.

5.	Global Security; Exchange

This Security is exchangeable in whole for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (a) the Depositary with respect to the Securities of this series notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) the Company in its sole discretion determines that this Global Security shall be exchangeable and executes and delivers to the Trustee a Company Order providing that this Global Security shall be so exchangeable or (c) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of $10 or one Note and integral multiples in excess thereof; provided that, in the case of clauses (b) and (c) above, definitive Registered Securities of this series shall be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security shall not be entitled to receive physical delivery of Securities in definitive form and shall not be considered the Holders thereof for any purpose under the Indenture.

Any exchange of a Global Security for one or more definitive Registered Securities of this series shall be made at the office of the Security Registrar in The City of New York.

6.	Manner of Payment

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars shall be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof.

Payment of any amount payable on this Security in U.S. dollars shall be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (a) the principal of this Security is at least $1,000,000 and (b) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: World Wide Securities Services, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder shall remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment shall be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal and premium, if any, on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding any provision of this Security or the Indenture, if the Maturity Payment Amount would otherwise be due on this Security on a day (the “Specified Day”) that is not a day on which commercial banks settle payment in the The City of New York, such amount may be paid or made available for payment on the next succeeding day on which commercial banks settle payments in The City of New York with the same force and effect as if such amount were paid on the Specified Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York, as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as successor to Chemical Bank, as Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WACHOVIA CORPORATION

Dated:	By:
Name:
Title:

Seal	Attest:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

1.	Security and the Indenture

This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of April 1, 1983, between the Company and The Bank of New York, as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as successor to Chemical Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all indentures supplemental thereto, including the Supplemental Indentures thereto dated May 17, 1986, July 1, 1988 and August 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount not to exceed $9,100,000,000 (or the equivalent thereof in any other currency or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to issue and sell additional Securities. References herein to “this series” mean the series of securities designated on the face hereof. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having the Maturity Payment Amount payable in U.S. dollars, the Authorized Denominations shall be $10 and integral multiples thereof. No Security of this series shall have a principal amount payable in a Required Currency other than U.S. dollars.

2.	Redemption at the Option of the Company; No Sinking Fund

This Security shall not be redeemable at the option of the Company before the Maturity Date.

3.	Repayment at the Option of the Holder

This Security shall not be subject to repayment at the option of the Holder.

4.	Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount per Note payable to Holders of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the Maturity Payment Amount per Note so declared due and payable, all of the Company’s obligations in respect of the payment of the Maturity Payment Amount per Note of the Securities of this series (including this Security and the interests represented hereby) shall terminate.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the Maturity Payment Amount per Note of this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount per Note of this Security at the times, places and rate, and in the coin or currency, herein prescribed.

5.	Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Outstanding Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6.	Transfer or Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of a Registered Security (including this Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series (including this Security) shall be dated the date of their authentication.

7.	Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.